UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              November 23, 2005

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8198 (Commission File Number)	86-1052062 (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of registrant		60070 (Zip Code)

Registrant's telephone number, including area code 847/564-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c)

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Item 8.01.     Other Events.

On November 21, 2005, the HSBC Finance Corporation Board of Directors approved the sale of the credit card business of HFC Bank Ltd. ("HFC UK") to HSBC Bank plc. ("HSBC Bank"). As of September 30, 2005, the balance of the receivables outstanding in the HFC UK credit card business was approximately $3.2 billion. Certain assets that support the credit card business, including the lease on a call center and related employees, will also be assigned to HSBC Bank. Following the sale, HFC UK will not originate credit card loans. The sale is expected to occur prior to year-end. Evaluation of strategic alternatives continue with respect to our other U.K. and European operations.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION,
By: /s/ P. D. Schwartz Name: Patrick D. Schwartz Title: Vice President, Deputy General Counsel - Corporate & Assistant Secretary
Dated: November 23, 2005
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